UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020 (June 26, 2020)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Information.

On June 26, 2020, a putative class action complaint was filed in the Court of Chancery of the State of Delaware against Emerald Holding, Inc. (“Emerald” or the “Company”) and its directors under the caption Steamfitters Local 449 Pension Plan v. Gilis et al., C.A. No. 2020-0522-JRS. The complaint alleges that the disclosures made in Emerald’s Form S-3 Registration Statement filed with the SEC on June 19, 2020 regarding the contemplated rights offering (the “rights offering”) described therein omit certain material information. The action seeks, among other forms of relief, an injunction against the rights offering. The plaintiff also filed a motion for expedited proceedings.

Solely to minimize the burden, expense, distraction, and risk associated with such litigation, Emerald wishes to disclose herein certain additional information related to the background of certain transactions relating to the Company’s previously disclosed sale of its 7% Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), including pursuant to the rights offering. Emerald does not believe that the disclosure of this additional information is required under applicable laws or that such information is material.

Liquidity Position and Management’s Plans

In March 2020, the World Health Organization categorized the Coronavirus Disease 2019 (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. As a result of recommendations and mandates handed down by various local, state and federal government agencies regarding social distancing and containment areas; restrictions on large gatherings and travel; and closures of various event venues, the Company was compelled to make the unavoidable decision to cancel or postpone all of the Company’s face-to-face events scheduled through the end of July 2020. COVID-19’s impact on the Company’s trade show businesses was swift and severe. In response to the shutdown and cancellation of its scheduled events, the Company took several actions during the quarter ended March 31, 2020 to preserve cash and strengthen its liquidity position, including, but not limited to:

•	Reducing discretionary spending and use of outside contractors;

•	Reducing headcount through furloughs and layoffs;

•	Drawing down $40.0 million on the Company’s Amended and Restated Revolving Credit Facility in March 2020 to bolster cash balances, with further borrowings of $50.0 million subsequent to quarter-end;

•	Evaluating claims under the Company’s event cancellation insurance policies;

•	Temporarily suspending the regular quarterly cash dividend; and

•	Halting any incremental share repurchases.

Subsequently, the Company’s management and its Board of Directors (the “Board”), including members of the Board who are employed by the investment funds managed by affiliates of Onex Corporation (collectively, “Onex”), which owned approximately 65.9% of the Company’s common stock prior to the transactions described herein, held formal and informal discussions concerning the Company’s increasing medium-term liquidity needs and the significant uncertainty facing its business as a result of the COVID-19 outbreak. These discussions focused on potential options for additional financing and sources of liquidity, in light of the significant uncertainty with respect to the duration of the impact of the COVID-19 pandemic, to address the Company’s increasing cancelled event liabilities resulting from the Company’s contractual obligation to reimburse certain exhibitors for fees paid for cancelled events and to fund ongoing operations and strategic growth.

Financing Options and the Establishment of the Special Committee

The Company’s options to obtain debt financing were significantly limited due to several factors, including the amount of its outstanding indebtedness; the significant reduction in revenue as a result of the cancellation of live events; the increase in the amount of the Company’s cancelled event liability associated with each incremental event cancellation; the uncertainty regarding the duration of direct and indirect impacts of COVID-19; and actions taken by ratings agencies in the first quarter of 2020 to downgrade the Company’s credit ratings. The Company concluded that an equity or equity-linked financing would likely be required to provide a source of liquidity, in light of the significant uncertainty with respect to the duration of the impact of the COVID-19 pandemic, and to fund the cash outflows associated with refunding fees to certain exhibitors in light of the timing mismatch between the receipt of funds from the Company’s event cancellation insurance carriers and reimbursement payments to exhibitors while also supporting ongoing operations and remaining in compliance with the covenants in its credit facilities.

In connection with discussions concerning potential sources of financing, management and the Board, including the Onex-affiliated directors, discussed the possibility that Onex could make a further cash investment in the Company in exchange for newly-issued equity or equity-linked securities of the Company, including the possibility of an associated rights offering. Onex indicated that it would be interested in exploring a potential further cash investment in the Company, but only if the Board established an appropriate process for the review, evaluation, negotiation and recommendation of any financing proposal submitted by Onex, using a special committee of independent directors. In connection with such discussions, Onex also indicated that, as a stockholder, it did not intend to make a proposal to acquire the Company, would not at the time sell its shares of the Company and would not at the time vote in favor of a sale of the Company and would not support or vote in favor of any alternative investment proposal that would require stockholder approval under applicable law or New York Stock Exchange rules.

In light of the possibility that Onex might serve as a potential source of financing, following initial discussion at a meeting held on April 20, 2020, the Board established a special committee of independent directors (the “Special Committee”) on May 1, 2020. The purpose of the Special Committee was to evaluate all potential financing proposals by third parties and by Onex or its affiliates. Pursuant to resolutions adopted by the Board, the Special Committee was authorized to, among other things, engage its own legal and financial advisors to assist in its consideration of a potential investment by Onex, consider, review and evaluate any investment proposal received by the Company from Onex to the Board and/or solicit and evaluate alternative investment proposals from any third party, negotiate on behalf of the Company the terms and conditions of any investment proposal received from Onex or any third party and, if deemed appropriate, definitively recommend or decline to recommend any investment proposal to the Board. The Board resolved that it would not approve or authorize any potential investment in the Company by Onex that was not recommended by the Special Committee. Todd Hyatt, Lisa Klinger and Michael Alicea were appointed to serve on the Special Committee, each of whom had confirmed to the Board that he or she did not have any known interests in, or relationships with, Onex or its affiliates or portfolio companies of Onex of which he or she was aware, and each of whom was determined by the Board to be an independent director and disinterested with respect to a potential financing by Onex or its affiliates.

Special Committee Process and Negotiations with Onex

Following its formation, the Special Committee determined to engage Freshfields Bruckhaus Deringer LLP (“Freshfields”) and LionTree Advisors LLC (“LionTree”) as its independent legal counsel and financial advisor, respectively. Each of Freshfields and LionTree confirmed to the Special Committee that it did not have any known interests in, or relationships with, Onex or its affiliates or portfolio companies of Onex of which it was aware and would not otherwise be conflicted in its ability to act as an advisor to the Special Committee. LionTree also confirmed that, in the two years prior to its engagement, LionTree had not (except for its engagement in connection with the transactions described herein) been engaged to provide financial advisory or other services to the Company, Onex, or any portfolio companies of Onex of which it was aware, and had not received any compensation from any of the foregoing during such period. Pursuant to an engagement letter between the Company and LionTree, the Special Committee negotiated a transaction fee with LionTree that was structured to be lower in the event of an investment by Onex or its affiliates or from other stockholders of the Company pursuant to a rights offering or similar transaction, as compared to an investment by any other third-party investors. LionTree was engaged to provide, and did provide, financial and transaction structuring advice and analysis to the Special Committee. It was not engaged for the purpose of providing, and did not provide, a fairness opinion with respect to the potential financing.

The Special Committee met a total of 17 times over the course of 50 days with its legal and financial advisors to discuss, among other things, a potential investment in the Company by Onex or any other third party, including any recent developments related thereto, and to familiarize itself with the relevant legal and financial considerations in connection therewith.

Shortly following the Special Committee’s formation, the Special Committee requested and received a briefing from the Company’s management on various illustrative scenarios prepared by management based on an assortment of assumptions reflecting the timing of the macro-economic recovery from the COVID-19 pandemic and related industry-wide and company-specific developments. The principal driver of the various scenarios was an assumption as to when the economy and the country would “re-open” and trade shows would resume. Other significant variables that impacted the illustrative scenarios included assumptions regarding the speed and degree of business reopening and resumption of business travel, which would impact revenue levels associated with reopened events, and the timing and amount of actual receipt of reimbursement under the Company’s event cancellation insurance coverage. Management emphasized that, given the significant uncertainty as to the scope and duration of the COVID-19 pandemic, including its impact on the ability to resume trade shows and the range of potential restrictions that may continue to exist after trade shows are resumed, the illustrative scenarios provided to the Special Committee were necessarily highly speculative. Management indicated that it was unable to accurately predict when such events would occur, and thus none of these scenarios was a so-called management projection. The illustrative scenarios prepared at the request of the Special Committee were not approved by the Board or provided to Onex or its affiliates or any other potential third-party investor. The illustrative scenarios were developed, based on the facts and circumstances known to management as of the date thereof, through dialogue between management and LionTree and reflect an iterative process of engagement. Management did not prepare financial projections for the Company, nor were financial projections for the Company furnished to the Special Committee, LionTree, the Board, Onex or its affiliates or any other potential third-party investor.

In addition, the Special Committee received a briefing from LionTree, based on publicly available information, on certain post-COVID-19 private investment in public equity transactions, including:

Announcement Date	Issuer	Lead Investor(s)	Offering Size
5/26/2020	KAR Auction Services	Periphas Capital / Apax Partners LLP	$550,000,000
5/26/2020	Benefitfocus	BuildGroup LLC	$80,000,000
5/11/2020	Coty Inc.	KKR & Co. L.P.	$1,000,000,000
5/7/2020	CenterPoint Energy	Elliot Management / Bluescape Group	$725,000,000
4/30/2020	Covetrus	Clayton Dubilier & Rice, Inc.	$250,000,000
4/21/2020	US Foods Holding Corp.	KKR & Co. L.P.	$500,000,000
4/20/2020	Cheesecake Factory Incorporated	Roark Capital Group	$200,000,000
4/16/2020	OUTFRONT Media Inc.	Ares Management Corp. / Providence Equity Partners LLC	$400,000,000
3/29/2020	EVO Payments, Inc.	Madison Dearborn Partners, LLC	$150,000,000
3/29/2020	Redfin Corporation	Durable Capital Partners LP	$110,000,000

In connection with its evaluation of a proposed investment, the Special Committee, in consultation with LionTree, considered the Company’s liquidity needs, the impact of COVID-19 on the Company’s business prospects and liquidity needs, and the financial covenants (and maturity thereof) under its existing debt arrangements, as well as the interplay of the foregoing with the amount of financing to be raised and the use of proceeds of any such potential investment. Based on the amount of additional cash the Company would require (1) solely for liquidity purposes to address negative free cash flows through 2021 in the event that face-to-face events could not resume until the second half of 2021, (2) to offset planned SG&A expense cuts, (3) for internal growth initiatives, and (4) for deleveraging, prior to considering any cash required for potential strategic mergers and acquisitions, the Special Committee, in consultation with the Company’s management and LionTree, determined that the estimated range of total funding that would be appropriate for the Company to seek from any potential investment was approximately $300 million to $400 million, with potential further upside to obtaining funding on the higher side of such range in light of the fact that excess growth capital could not only be utilized to address any potential liquidity gap but also to fund organic growth and opportunistic acquisition initiatives that could generate value for the Company and its stockholders.

In anticipation of receiving a potential investment proposal from Onex, the Special Committee directed LionTree to contact potential third parties to determine their level of interest in making an investment in the Company. The Special Committee undertook these efforts mindful of the challenges in putting together a consortium of investors for a transaction at the requisite investment level that could be completed without stockholder approval under applicable law or New York Stock Exchange rules. At the Special Committee’s direction, LionTree contacted five financial sponsors, three of which entered into customary confidentiality arrangements with the Company and two of which were subsequently provided with a presentation by the Company’s senior management. None of these potential investors submitted a proposal for an alternative investment transaction with the Company.

On May 27, 2020, the Company received a draft preliminary non-binding term sheet from representatives of Onex proposing that Onex make a $400 million cash investment in the Company in exchange for newly-issued shares of preferred stock of the Company. The preliminary proposal from Onex contemplated that the newly-issued shares of preferred stock of the Company would (1) have a conversion price of $2.75 per share (representing a 5.4% premium over the then-current market trading price of the shares of common stock of the Company and a 30.9% premium to the 30-day volume-weighted average price of the common stock of the Company), (2) receive an 8.0% annual yield, which would be required to accrete in-kind for the first three years following the closing of the proposed investment, and (3) mandatorily convert at the Company’s election if at any time following the three-year anniversary of the closing of the proposed investment the price of the shares of common stock of the Company traded in excess of 200% of the then-current conversion price for 20 consecutive trading days. Onex’s proposal did not provide for the Company’s other holders of common stock to participate pro rata in the financing alongside Onex via a rights offering.

The Special Committee, in consultation with its advisors, then proceeded to negotiate the term sheet with Onex over the coming weeks, including as to the annual yield that would accrue on the preferred stock and whether and when the Company could elect to pay it in cash; the conversion price; the ability of the Company to require conversion of the preferred stock in certain circumstances; the right of the Company to redeem the preferred stock after some period of time, the rights of both the Company and the holders in the event of certain change in control transactions; the rights of the holders of preferred stock to elect directors to the Board and to approve certain matters; the information rights to be granted to holders; certain new transfer restrictions applicable only to Onex; new standstill restrictions applicable only to Onex (including in respect of its existing common stock ownership), the registration rights to be granted to Onex (which are on terms consistent with the registration rights held by Onex with respect to its existing common stock ownership) and Onex’s expense reimbursement. The Special Committee also proposed that Onex agree to a rights offering that would permit other holders of the Company’s common stock to participate pro rata in the financing on the same economic terms as Onex. The Special Committee also instructed LionTree to continue with the third-party solicitation process that it had previously initiated.

Following further negotiations between the Special Committee and Onex, on June 2, 2020, Onex indicated that it would accept the Special Committee’s requirement to structure the potential investment as a private placement with an accompanying rights offering, with the rights offering backstopped by Onex to ensure that the Company received the entire $400 million financing. Onex did not request a backstop fee in connection with this commitment. Onex also offered improved terms for the proposed financing in response to the Special Committee’s requests, including, among other things, an increase in the conversion price to $3.52 per share, a reduction in the annual yield to 7.0% and a reduction in the minimum share price required for the Company to exercise its mandatory conversion right to 175% of the then-current conversion price, and indicated that Onex would require a short period of exclusivity in order to finalize negotiation of definitive documentation for the proposed financing. The Special Committee considered the terms and conditions of the Onex financing proposal, including the fact that it was the Special Committee’s view, after consultation with LionTree, that the terms and conditions of the Onex financing proposal were consistent with similar recent investments reviewed by the Special Committee and that the rights offering would permit other holders of the Company’s common stock to participate pro rata in the financing, as well as the length of time it would take the requisite number of potential third-party investors to become prepared to commit to a financing in the near term, particularly given the uncertainties surrounding the COVID-19 pandemic, the risk that the terms of any such third-party financing would be less favorable than the terms proposed by Onex and the potential execution risk in reaching an agreement with such third-party investors. Accordingly, upon reaching agreement with Onex on the term sheet for the proposed investment, the Special Committee instructed its advisors not to further pursue the third-party solicitation process and subsequently agreed to negotiate exclusively with Onex for seven days commencing on June 8, 2020. Further negotiations between the Special Committee and Onex continued on the matters previously described in the context of definitive agreements.

Subsequently, after such further negotiations with Onex, the Special Committee reached agreement with Onex on the form of that certain Investment Agreement, dated as of June 10, 2020, by and between the Company and OPV Gem Aggregator LP, as successor by assignment from Onex Partners V LP (the “Investment Agreement”) and other related definitive agreements providing for the investment, and on June 10, 2020, the Special Committee unanimously approved and recommended to the Board that it approve the Company’s entry into the Investment Agreement and the other related definitive agreements. Thereafter, the Board ratified the actions of the Special Committee and approved the Company’s entry into the Investment Agreement and the other related definitive agreements. Each of Konstantin Gilis and Anthony Munk, as directors affiliated with Onex, and Jeffrey Naylor, who disclosed to the Board that he had previous business dealings with Onex, abstained from such vote.

Cautionary Note Regarding Forward Looking Statements

This report contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. The Company cannot give any assurance that expectations about future events will prove to be correct. In particular, statements about the markets in which the Company operates, including growth of the Company’s various markets, and the Company’s expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this report are forward-looking statements. In addition, statements contained in this document relating to the COVID-19 pandemic, the potential impacts of which are inherently uncertain, are forward-looking statements.

These statements involve risks and uncertainties, including, but not limited to, the effectiveness of the registration statement relating to the rights offering, the completion of the sale of shares of Series A Preferred Stock to Onex in the backstop commitment, if any, and governmental, economic and public health factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. In particular, the Company is subject to risks associated with, but not limited to, the impact of coronavirus/ COVID-19 on Emerald’s business, the Company’s ability to recover proceeds under its current event cancellation insurance policy and the timing and amount of any such recoveries, its managing of its business to reduce expenses, preserve cash and strengthen its liquidity position, and the positioning of Emerald to successfully weather the dislocation that it is experiencing due to COVID-19. There can be no assurance that the rights offering or the backstop commitment or any other transaction described will in fact be completed in the manner described or at all. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

No Offer

Emerald filed with the SEC a registration statement on Form S-3 on June 19, 2020, which has not yet become effective. The securities to which such registration statement relates may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made only by means of a prospectus. This communication is not a substitute for the registration statement or any other document that may be filed with the SEC in connection with the rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary